Contact:  The Torrenzano Group
                                                ------------------------------
                                                      Ed Orgon or Don Schuster
                                                                  212-681-1700


TUESDAY, APRIL 6, 1999



         STIRLING COOKE BROWN CONDEMNS ODYSSEY LAWSUIT AS BASELESS
                     COMPANY PLANS AGGRESSIVE DEFENSE.


HAMILTON, BERMUDA, APRIL 6 - Stirling Cooke Brown Holdings Limited (SCBHF) today condemned what it termed a "baseless suit, wholly without merit," filed by Odyssey Re London, Ltd. on Monday, March 29, in the U.S. District Court for the Southern District of New York.

Nicholas Brown, a managing director of Stirling Cooke Brown, stated, "All of the reinsurance placed with Odyssey Re by Stirling Cooke Brown was placed lawfully and in a manner consistent with established brokerage practices in the London market. While Odyssey Re's complaint seeks rescission of all the reinsurance contracts it underwrote, Odyssey Re has not sued any of the actual parties to those reinsurance contracts - the ceding insurers on whose behalf Stirling Cooke Brown acted."

Mr. Brown further stated, "Odyssey Re has asserted these claims in an attempt to avoid its legitimate reinsurance obligations and to try to use the civil RICO provisions of U.S. law to circumvent binding arbitration clauses in their reinsurance contracts."

Stirling Cooke Brown represents the interests of various ceding insurers, and Odyssey Re was only one of many reinsurers who reinsured the risks of Stirling Cooke Brown clients. Stirling Cooke Brown did not act for Odyssey Re in connection with any of the risks Odyssey Re assumed. Rather, those risks were underwritten by Odyssey Re's own underwriting facility.

Mr. Brown continued, "The foundation of Odyssey Re's claim -- that American workers' compensation business is not encompassed by 'personal accident' business in the London market - is unsound. In the London market, personal accident business traditionally includes the health and accident portion of U.S. workers' compensation risks."

"It is gratifying that despite the initial confusion this suit engendered, Stirling Cooke Brown's clients have expressed their continued support," Mr. Brown explained. "Our shareholders and customers are assured that this suit has not -- and will not -- detract from our strong and committed performance in any of our business lines."

Contrary to early reports in the press, Stirling Cooke Brown never acted as reinsurance broker for the Unicover pool, and no Stirling Cooke Brown director or officer serves as a director or officer of Unicover Managers, Inc.

Mark Cooke, chairman and chief executive officer of Stirling Cooke Brown, stated, "Stirling Cooke Brown continues to focus on increasing shareholder and customer value, and our core businesses are strong. Our most recent earnings report demonstrates strong growth, with 1998 earnings up 20% over the prior year."

Stirling Cooke Brown Holdings Limited is a Bermuda holding company which, through its subsidiaries, provides risk management services and products predominantly to U.S. based small- and mid-sized businesses, including those seeking cost-effective alternatives to traditional commercial insurance for certain of their risk exposures. In addition, Stirling Cooke Brown arranges reinsurance for its products as well as for those offered by independent insurance carriers and reinsurance companies active in the workers' compensation, occupational accident and health, and casualty insurance markets.

Statements in this press release which are other than historical facts are intended to be "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to the Company's beliefs and expectations concerning 1999. While the Company believes such statements are reasonable, the actual results could differ materially from those currently anticipated. Factors and risks that could cause such differences include, but are not limited to, the conditions in the workers' compensation market, the availability of reinsurance, competition, regulation and other factors. The cautionary statements contained in Exhibit 99 to the Company's Form 10-K for the year ended December 31, 1998, are incorporated herein by reference.